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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our report dated January 30, 1998 accompanying the consolidated financial statements included in the Annual Report on Form 10-K of Santa Barbara Restaurant Group, Inc. for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Santa Barbara Restaurant Group, Inc. on Form S-8 (File No. 333-64191).


/s/ Grant Thornton LLP


Irvine, California
March 30, 1999